UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 1, 2009

SunTrust Banks, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Peachtree St., N.E., Atlanta, Georgia	30308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 588-7711

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 1, 2009 SunTrust Banks, Inc. (the “Registrant” or “SunTrust”) announced a public offering of $1.4 billion of its common stock, an offer to purchase up to $1.0 billion aggregate liquidation preference or amount of certain of its and its subsidiaries’ currently issued and outstanding preferred and hybrid securities, and a solicitation of consents from the holders of one series of securities to certain amendments to the related trust documents in order to allow the retirement of such securities if tendered pursuant to SunTrust’s offer to purchase such securities.

A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. All information in the news release speaks as of the date thereof and the Registrant does not assume any obligation to update said information in the future.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1    News release dated June 1, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNTRUST BANKS, INC.
(Registrant)

Date: June 1, 2009	By:	/s/ David A. Wisniewski
David A Wisniewski
Associate General Counsel and Group Vice President